Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by Ardent Health Partners, LLC on Form S-1 and each related prospectus and each further amendment or supplement thereto.

Dated: December 4, 2018	/s/ Bill Goodyear
	Name:	Bill Goodyear